UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 2, 2011 (June 21, 2011)

CHINA BIO-ENERGY CORP.
 (Exact name of registrant as specified in its charter)

Delaware	001-34113	74-2559866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Pudong Building, 2nd Floor, Jiulong Avenue, Longwen District Zhangzhou City, Fujian Province 363000, China
(Address of principal executive offices)

Registrant’s telephone number, including area code:  86 -596 2967018

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01      Change in Registrant’s Certifying Accountant

(a)           Dismissal of Previous Independent Registered Public Accounting Firm

On June 20, 2011, the Board of Directors of China Bio-Energy Corp. (the “Company”) approved the dismissal of Malone Bailey, LLP  (“Malone Bailey”) as the Company’s independent registered public accounting firm, effective as of June 21, 2011 (the “Dismissal Date”).

During the Company’s fiscal years ended December 31, 2009 and December 31, 2008, Malone Bailey’s audit reports on the Company’s financial statements did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended December 31, 2009 and December 31, 2008 and the subsequent period through the Dismissal Date: (i) there were no disagreements between the Company and Malone Bailey on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to Malone Bailey’s satisfaction, would have caused Malone Bailey to make reference in connection with Malone Bailey’s opinion to the subject matter of the disagreement; and (ii) there were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-K disclosing that, except as reported on the Company’s Current Report on Form 8-K, filed with the SEC on April 22, 2011, Malone Bailey notified the Company on March 30, 2011 that during Malone Bailey’s revenue and account receivables confirmation process, Malone Bailey discovered that Fujian Union Oil & Chemistry Ltd., allegedly one of the Company’s customers during the fiscal years of 2008, 2009 and 2010, did not conduct transactions with the Company as recorded in the Company’s books. The Company formed an independent committee and conducted a thorough investigation with respect to this matter. Based on such investigation, the committee concluded that the aforementioned transactions were entered into by the Company and a PRC resident who wrongfully presented himself as one of Union Oil’s authorized representatives and the Company recorded the related revenues as received from Union Oil based on those transactions.

On December 1, 2011, the Company provided Malone Bailey with a copy of the disclosures that the Company is making in response to Item 4.01 on this Form 8-K, and has requested that Malone Bailey furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree.  The Company intends to file such letter from Malone Bailey upon receipt via an amendment to this Current Report.

(b)           Engagement of New Independent Registered Public Accounting Firm

Concurrently with the decision to dismiss Malone Bailey as the Company’s independent auditor, the Board appointed Samuel H. Wong & Co., LLP  (“SHW”) as the Company’s independent registered public accounting firm as of June 22, 2011.

During the years ended December 31, 2010 and December 31, 2009 and through the date hereof, neither the Company nor anyone acting on its behalf consulted SHW with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, nor the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that SHW concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 2, 2011	China Bio-Energy Corp.

	By:	/s/ Ming Yi
Name: Ming Yi
Title: Chief Financial Officer